Exhibit 77Q1(a)

ITEM 77Q1(a) -- AMENDMENTS TO THE REGISTRANT'S CHARTER:

The Second Amended and Restated Declaration of Trust, dated as of March 2, 2011, is incorporated by reference to Exhibit (a)(3) of Post-Effective Amendment No. 90 to the Registration Statement of Columbia Funds Series Trust on Form Type 485(b) filed on March 30, 2011, Accession No. 0001193125-11-082943.